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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

              CPC of America, Inc. has the following subsidiaries:


                                                           Percentage Ownership
                       Name                               Held by CPC of America
                       ----                               ----------------------
     CPCA 2000, Inc., a Nevada corporation                        100.0%
     HeartMed, Inc., a Nevada corporation                         100.0%
     Med Enclosure, LLC, a Nevada limited partnership             100.0%
     Med Close Corp, a Nevada corporation                         100.0%